Exhibit 99.2

Table of Contents Page Selected Financial Highlights 1 Consolidated Statements of Operations 2 Net Income (Loss) Reconciliation to Operating Income 3-4 Consolidated Balance Sheets 5 Adjusted Book Value 6 Claims Paying Resources 7 New Business Production 8 Financial Guaranty Gross Par Written 9 New Business Production by Quarter 10 Available-for-Sale Investment Portfolio and Cash 11 Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues 12 Expected Amortization of Net Par Outstanding 13 Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed 14 Financial Guaranty Profile 15-18 Direct Pooled Corporate Obligations Profile 19 Consolidated U.S. RMBS Profile 20 Direct U.S. RMBS Profile 21-22 Direct U.S. Commercial Real Estate Profile 23 Direct U.S. Consumer Receivables Profile 24 Below Investment Grade Exposures 25-29 Assured Guaranty Ltd. Financial Supplement December 31, 2011 Largest Exposures by Sector 30-33 Rollforward of Net Expected Loss and Loss Adjustment Expenses to be Paid 34 Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development 35 Losses Incurred 36 Summary Financial and Statistical Data 37 Glossary 38-39 Non-GAAP Financial Measures 40-41 Some amounts in this financial supplement may not add due to rounding. This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011. Cautionary Statement Regarding Forward Looking Statements: Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured, all of which have occurred in the past; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, Assured Guaranty’s loss experience, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of ratings agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses implicating the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) Assured Guaranty’s dependence on customers; (18) loss of key personnel; (19) adverse technological developments; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes; (22) other risks and uncertainties that have not been identified at this time; (23) management’s response to these factors; and (24) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.

Selected Financial Highlights

(dollars in millions, except per share amounts)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Operating income reconciliation:				
Operating income	**$ 173.5**	**$ 152.7**	**$ 604.4**	**$ 664.1**
Plus after-tax adjustments:				
Realized gains (losses) on investments	(6.5)	(0.1)	(20.0)	1.0
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(265.2)	(71.3)	243.6	13.0
Fair value gains (losses) on committed capital securities	20.5	2.2	22.8	6.0
Foreign exchange gains (losses) on revaluation of premiums receivable	(1.0)	(6.9)	(3.5)	(24.5)
Effect of consolidating financial guaranty variable interest entities ("FG VIEs")	(4.9)	(260.1)	(71.7)	(165.9)
Net income (loss)	**$ (83.6)**	**$ (183.5)**	**$ 775.6**	**$ 493.7**
Earnings per diluted share:				
Operating income	**$ 0.95**	**$ 0.81**	**$ 3.26**	**$ 3.51**
Plus after-tax adjustments:				
Realized gains (losses) on investments	(0.04)	-	(0.11)	0.01
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.45)	(0.39)	1.31	0.07
Fair value gains (losses) on committed capital securities	0.11	0.01	0.12	0.03
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.01)	(0.04)	(0.02)	(0.13)
Effect of consolidating FG VIEs	(0.03)	(1.42)	(0.39)	(0.88)
Net income (loss)	**$ (0.46)**	**$ (1.00)**	**$ 4.18**	**$ 2.61**
Effective tax rate on operating income	19.7%	17.8%	24.5%	19.0%
Effective tax rate on net income	43.0%	41.3%	25.0%	10.1%
Return on equity ("ROE") calculations [1]:				
ROE, excluding unrealized gain (loss) on investment portfolio	**(7.5)%**	**(19.7)%**	**19.3%**	**14.1%**
Operating ROE	**13.4%**	**13.0%**	**12.1%**	**14.9%**
New Business:				
Gross par written	$ 5,592	$ 7,884	$ 16,892	$ 30,759
Present value of new business production ("PVP") [2]	$ 87.5	$ 105.1	$ 242.7	$ 362.7

	As of December 31, 2011	As of December 31, 2010
Other information:		
Net debt service outstanding	$ 845,665	$ 927,143
Net par outstanding	558,048	617,131
Claims paying resources [3]	12,839	12,630

1. Quarterly ROE calculations represent annualized returns.
2. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3. See page 7 for additional detail on claims paying resources.

Page 1

Assured Guaranty Ltd.

Consolidated Statements of Operations

(dollars and shares in millions, except per share amounts)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Revenues:				
Net earned premiums	$ 225.0	$ 286.3	$ 920.1	$ 1,186.7
Net investment income	100.3	93.9	391.0	354.7
Net realized investment gains (losses)	(4.6)	(0.6)	(18.0)	(2.0)
Net change in fair value of credit derivatives:				
Realized gains and other settlements	(19.1)	36.0	6.0	153.5
Net unrealized gains (losses)	(276.1)	(165.9)	553.7	(155.1)
Net change in fair value of credit derivatives	(295.2)	(129.9)	559.7	(1.6)
Fair value gains (losses) on committed capital securities	31.6	3.4	35.1	9.2
Net change in fair value of FG VIEs	21.9	(408.6)	(132.0)	(273.6)
Other income	-	32.7	63.4	40.1
Total revenues	**79.0**	**(122.8)**	**1,819.3**	**1,313.5**
Expenses:				
Loss and loss adjustment expenses	148.6	104.8	461.9	412.2
Amortization of deferred acquisition costs	6.7	11.0	30.9	34.1
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	-	-	-	6.8
Interest expense	24.7	24.7	99.1	99.6
Other operating expenses	45.8	49.3	193.0	211.5
Total expenses	**225.8**	**189.8**	**784.9**	**764.2**
Income (loss) before income taxes	**(146.8)**	**(312.6)**	**1,034.4**	**549.3**
Provision (benefit) for income taxes	(63.2)	(129.1)	258.8	55.6
Net income (loss)	**$ (83.6)**	**$ (183.5)**	**$ 775.6**	**$ 493.7**
Less after-tax adjustments:				
Realized gains (losses) on investments	(6.5)	(0.1)	(20.0)	1.0
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(265.2)	(71.3)	243.6	13.0
Fair value gains (losses) on committed capital securities	20.5	2.2	22.8	6.0
Foreign exchange gains (losses) on revaluation of premiums receivable	(1.0)	(6.9)	(3.5)	(24.5)
Effect of consolidating FG VIEs	(4.9)	(260.1)	(71.7)	(165.9)
Operating income	**$ 173.5**	**$ 152.7**	**$ 604.4**	**$ 664.1**
Weighted average shares outstanding				
Basic shares outstanding	182.2	183.7	183.4	184.0
Diluted shares outstanding [1]	182.2	183.7	185.5	188.9
Shares outstanding at the end of period	182.2	183.7		
Effect of refundings and accelerations, net				
Net earned premiums from refundings and accelerations	$ 47.8	$ 38.0	$ 125.2	$ 90.0
Operating income effect	32.6	26.6	85.5	63.1
Operating income per diluted share effect	0.18	0.14	0.46	0.33

1. Non-GAAP diluted shares outstanding were 183.2 million and 189.1 million for the three months ended December 31, 2011 and 2010, respectively, and 185.5 million and 189.2 million for the year ended December 31, 2011 and December 31, 2010, respectively.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 2

Assured Guaranty Ltd.

Net Income (Loss) Reconciliation to Operating Income (1 of 2)

(in millions)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$ 225.0	$ (17.9) (1)	$ 242.9	$ 286.3	$ (13.2) (1)	$ 299.5
Net investment income	100.3	7.7 (1)	92.6	93.9	-	93.9
Net realized investment gains (losses)	(4.6)	(4.6) (2)	-	(0.6)	(0.6) (2)	-
Net change in fair value of credit derivatives:						
Realized gains and other settlements	(19.1)	(19.1)	-	36.0	36.0	-
Net unrealized gains (losses)	(276.1)	(276.1)	-	(165.9)	(165.9)	-
Credit derivative revenues	-	(37.3)	37.3	-	(53.2)	53.2
Net change in fair value of credit derivatives	(295.2)	(332.5) (3)	37.3	(129.9)	(183.1) (3)	53.2
Fair value gain (loss) on committed capital securities	31.6	31.6 (4)	-	3.4	3.4 (4)	-
Net change in fair value of FG VIEs	21.9	21.9 (1)	-	(408.6)	(408.6) (1)	-
Other income	-	(2.6) (5)	2.6	32.7	(7.2) (5)	39.9
Total revenues	**79.0**	**(296.4)**	**375.4**	**(122.8)**	**(609.3)**	**486.5**
Expenses:						
Loss expense:						
Financial guaranty insurance	148.6	12.8 (1)	135.8	104.8	(21.5) (1)	126.3
Credit derivatives	-	53.8 (3)	(53.8)	-	(89.5) (3)	89.5
Amortization of deferred acquisition costs	6.7	-	6.7	11.0	-	11.0
AGMH acquisition-related expenses	-	-	-	-	-	-
Interest expense	24.7	-	24.7	24.7	-	24.7
Other operating expenses	45.8	-	45.8	49.3	-	49.3
Total expenses	**225.8**	**66.6**	**159.2**	**189.8**	**(111.0)**	**300.8**
Income (loss) before income taxes	**(146.8)**	**(363.0)**	**216.2**	**(312.6)**	**(498.3)**	**185.7**
Provision (benefit) for income taxes	(63.2)	(105.9) (6)	42.7	(129.1)	(162.1) (6)	33.0
Net income (loss)	**$ (83.6)**	**$ (257.1)**	**$ 173.5**	**$ (183.5)**	**$ (336.2)**	**$ 152.7**

1. Adjustments primarily related to elimination of the effects of consolidating FG VIEs.
2. Adjustments to eliminate realized gains (losses) on investments.
3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.
4. Adjustments to eliminate fair value gain (loss) on committed capital securities.
5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable and reclassification of net realized investment gains (losses) on trading portfolio.
6. Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 3

Assured Guaranty Ltd.

Net Income (Loss) Reconciliation to Operating Income (2 of 2)

(in millions)

	Year Ended December 31, 2011			Year Ended December 31, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$ 920.1	$ (74.7) (1)	$ 994.8	$ 1,186.7	$ (47.6) (1)	$ 1,234.3
Net investment income	391.0	3.0 (1)	388.0	354.7	-	354.7
Net realized investment gains (losses)	(18.0)	(18.0) (2)	-	(2.0)	(2.0) (2)	-
Net change in fair value of credit derivatives:						
Realized gains and other settlements	6.0	6.0	-	153.5	153.5	-
Net unrealized gains (losses)	553.7	553.7	-	(155.1)	(155.1)	-
Credit derivative revenues	-	(188.1)	188.1	-	(210.3)	210.3
Net change in fair value of credit derivatives	559.7	371.6 (3)	188.1	(1.6)	(211.9) (3)	210.3
Fair value gain (loss) on committed capital securities	35.1	35.1 (4)	-	9.2	9.2 (4)	-
Net change in fair value of FG VIEs	(132.0)	(132.0) (1)	-	(273.6)	(273.6) (1)	-
Other income	63.4	17.2 (5)	46.2	40.1	(20.4) (5)	60.5
Total revenues	**1,819.3**	**202.2**	**1,617.1**	**1,313.5**	**(546.3)**	**1,859.8**
Expenses:						
Loss expense:						
Financial guaranty insurance	461.9	(92.7) (1)	554.6	412.2	(65.9) (1)	478.1
Credit derivatives	-	61.3 (3)	(61.3)	-	(209.4) (3)	209.4
Amortization of deferred acquisition costs	30.9	-	30.9	34.1	-	34.1
AGMH acquisition-related expenses	-	-	-	6.8	-	6.8
Interest expense	99.1	-	99.1	99.6	-	99.6
Other operating expenses	193.0	-	193.0	211.5	-	211.5
Total expenses	**784.9**	**(31.4)**	**816.3**	**764.2**	**(275.3)**	**1,039.5**
Income (loss) before income taxes	**1,034.4**	**233.6**	**800.8**	**549.3**	**(271.0)**	**820.3**
Provision (benefit) for income taxes	258.8	62.4 (6)	196.4	55.6	(100.6) (6)	156.2
Net income (loss)	**$ 775.6**	**$ 171.2**	**$ 604.4**	**$ 493.7**	**$ (170.4)**	**$ 664.1**

1. Adjustments primarily related to elimination of the effects of consolidating FG VIEs.
2. Adjustments to eliminate realized gains (losses) on investments.
3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.
4. Adjustments to eliminate fair value gain (loss) on committed capital securities.
5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable, reclassification of termination fees on credit derivative contracts and net realized investment gains (losses) on trading portfolio.
6. Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 4

Assured Guaranty Ltd. Consolidated Balance Sheets December 31, December 31, 2011 2010 Assets: Investment portfolio: Fixed maturity securities, available-for-sale, at fair value 10,141.9 $ 9,402.3 $ Short-term investments, at fair value 734.0 1,055.6 Other invested assets 222.9 283.0 Total investment portfolio 11,098.8 10,740.9 Cash 214.5 108.4 Premiums receivable, net of ceding commissions payable 1,002.9 1,167.6 Ceded unearned premium reserve 708.9 821.8 Deferred acquisition costs 231.9 239.8 Reinsurance recoverable on unpaid losses 69.3 22.3 Salvage and subrogation recoverable 367.7 1,032.4 Credit derivative assets 468.9 592.9 Deferred tax asset, net 770.9 1,259.1 Current income tax receivable 76.4 - FG VIE assets, at fair value 2,819.1 3,657.5 Other assets 262.2 199.2 Total assets 18,091.5 $ 19,841.9 $ Liabilities and shareholders' equity: Liabilities: Unearned premium reserve 5,962.8 $ 6,972.9 $ Loss and loss adjustment expense reserve 679.0 574.4 Reinsurance balances payable, net 171.0 274.4 Long-term debt 1,038.3 1,052.9 Credit derivative liabilities 1,772.8 2,462.8 Current income tax payable - 93.0 FG VIE liabilities with recourse, at fair value 2,396.9 3,030.9 FG VIE liabilities without recourse, at fair value 1,061.5 1,337.2 Other liabilities 290.8 309.9 Total liabilities 13,373.1 16,108.4 Shareholders' equity: Common stock 1.8 1.8 Additional paid-in capital 2,569.9 2,585.4 Retained earnings 1,774.8 1,032.5 Accumulated other comprehensive income 367.5 111.8 Deferred equity compensation 4.4 2.0 Total shareholders' equity 4,718.4 3,733.5 Total liabilities and shareholders' equity 18,091.5 $ 19,841.9 $ As of : (in millions) Page 5

Total Per share Total Per share Reconciliation of shareholders' equity to adjusted book value: Shareholders' equity 4,718.4 $ 25.89 $ 3,733.5 $ 20.32 $ Less after-tax adjustments: Effect of consolidating FG VIEs (405.2) (2.22) (371.4) (2.02) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (498.0) (2.74) (763.0) (4.15) Fair value gains (losses) on committed capital securities 35.0 0.19 12.2 0.07 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 318.4 1.75 101.2 0.55 Operating shareholders' equity 5,268.2 $ 28.91 $ 4,754.5 $ 25.88 $ After-tax adjustments: Less: Deferred acquisition costs 240.9 1.32 248.4 1.35 Plus: Net present value of estimated net future credit derivative revenue 302.3 1.66 424.8 2.31 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,658.0 20.07 4,058.0 22.08 Adjusted book value 8,987.6 $ 49.32 $ 8,988.9 $ 48.92 $ Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Assured Guaranty Ltd. Adjusted Book Value (dollars in millions, except per share amounts) December 31, 2011 December 31, 2010 As of : Page 6

Assured Guaranty Ltd.

Claims Paying Resources
As of December 31, 2011
(dollars in millions)

	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd.[1]	Eliminations[2]	Consolidated
Claims paying resources					
Policyholders' surplus	$ 1,227	$ 1,021	$ 1,168	$ (300)	$ 3,116
Contingency reserve	1,881	691	-	-	2,572
Qualified statutory capital	**3,108**	**1,712**	**1,168**	**(300)**	**5,688**
Unearned premium reserve	2,172	826	1,038	-	4,036
Loss and loss adjustment expense reserves[3,4]	318	345	239	-	902
Total policyholders' surplus and reserves	**5,598**	**2,883**	**2,445**	**(300)**	**10,626**
Present value of installment premium[4]	523	406	249	-	1,178
Standby line of credit/stop loss	200	200	200	-	600
Excess of loss reinsurance facility[5]	435	435	-	(435)	435
Total claims paying resources	**$ 6,756**	**$ 3,924**	**$ 2,894**	**$ (735)**	**$ 12,839**
Net par outstanding[6]	$ 308,538	$ 104,977	$ 131,172	$ (1,587)	$ 543,100
Net debt service outstanding[6]	$ 466,415	$ 154,252	$ 212,589	$ (3,711)	$ 829,545
Ratios:					
Net par outstanding to qualified statutory capital	99:1	61:1	112:1		95:1
Capital ratio[7]	150:1	90:1	182:1		146:1
Financial resources ratio[8]	69:1	39:1	73:1		65:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.
2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3. Reserves are reduced by approximately $1.5 billion for benefit related to representation and warranty recoverables.
4. Includes financial guaranty insurance and credit derivatives.
5. On December 23, 2011, AGM terminated its $298 million non-recourse credit facility. This credit facility has been replaced, effective as of January 1, 2012, with a new $435 million excess of loss reinsurance facility for the benefit of AGM and AGC.
6. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).
7. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
8. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Page 7

Assured Guaranty Ltd.

New Business Production

(in millions)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Consolidated new business production analysis:				
PVP				
Public finance - U.S.:				
Primary markets	$ 51.6	$ 77.8	$ 148.0	$ 285.6
Secondary markets	3.0	10.1	25.0	42.5
Public finance - non-U.S.:				
Primary markets	2.7	-	2.7	-
Secondary markets	-	-	-	0.7
Structured finance - U.S.	30.2	16.3	59.8	30.2
Structured finance - non-U.S.	-	0.9	7.2	3.7
Total PVP	**$ 87.5**	**$ 105.1**	**$ 242.7**	**$ 362.7**
Total PVP	$ 87.5	$ 105.1	$ 242.7	$ 362.7
Less: PVP of credit derivatives	-	-	-	-
PVP of financial guaranty insurance	87.5	105.1	242.7	362.7
Less: financial guaranty installment premium PVP	32.9	15.8	68.8	33.2
Total: financial guaranty upfront gross written premiums ("GWP")	54.6	89.3	173.9	329.5
Plus: financial guaranty installment GWP [1]	45.1	(128.4)	(47.1)	(107.2)
Total GWP	**$ 99.7**	**$ (39.1)**	**$ 126.8**	**$ 222.3**
Consolidated financial guaranty gross par written:				
Public finance - U.S.:				
Primary markets	$ 4,759	$ 7,057	$ 14,015	$ 26,195
Secondary markets	124	464	1,077	1,567
Public finance - non-U.S.:				
Primary markets	127	-	127	-
Secondary markets	-	-	-	34
Structured finance - U.S.	582	363	1,673	2,963
Structured finance - non-U.S.	-	-	-	-
Total	**$ 5,592**	**$ 7,884**	**$ 16,892**	**$ 30,759**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 8

Financial Guaranty Gross Par Written by Asset Type Sector: Gross Par Written Avg. Internal Rating Gross Par Written Avg. Internal Rating U.S. public finance: General obligation 2,731 $ A 8,514 $ A Municipal utilities 755 A 2,262 A Tax backed 527 A 1,988 A Transportation 458 A- 940 A-Higher education 146 A 673 A Healthcare 155 A- 388 A-Other public finance 111 A 327 A Total U.S. public finance 4,883 A 15,092 A Non-U.S. public finance: Total non-U.S. public finance 127 BBB 127 BBB Total public finance 5,010 $ A 15,219 $ A U.S. structured finance: Consumer receivables - $ - 700 $ Super Senior Insurance securitizations 500 AA 600 AA Commercial receivables 82 AA 82 AA Other structure finance - - 291 A-Total U.S. structured finance 582 AA 1,673 AA+ Non-U.S. structured finance: Total non-U.S. structured finance - - - - Total structured finance 582 $ AA 1,673 $ AA+ Total gross par written 5,592 $ A 16,892 $ A Note: Please refer to the Glossary for a description of internal ratings and sectors. Three Months Ended December 31, 2011 Assured Guaranty Ltd. Financial Guaranty Gross Par Written (in millions) Year Ended December 31, 2011 Page 9

Assured Guaranty Ltd.

New Business Production by Quarter

(in millions)

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	3Q-11	4Q-11	Year Ended 2010	Year Ended 2011
PVP:										
Public finance - U.S.:										
Primary markets	$ 60.4	$ 72.7	$ 74.7	$ 77.8	$ 26.7	$ 36.0	$ 33.7	$ 51.6	$ 285.6	$ 148.0
Secondary markets	13.9	8.7	9.8	10.1	7.3	8.8	5.9	3.0	42.5	25.0
Public finance - non-U.S.:										
Primary markets	-	-	-	-	-	-	-	2.7	-	2.7
Secondary markets	-	0.7	-	-	-	-	-	-	0.7	-
Structured finance - U.S.	4.5	5.7	3.7	16.3	11.3	7.1	11.2	30.2	30.2	59.8
Structured finance - non-U.S.	-	2.1	0.7	0.9	7.2	-	-	-	3.7	7.2
Total PVP	**$ 78.8**	**$ 89.9**	**$ 88.9**	**$ 105.1**	**$ 52.5**	**$ 51.9**	**$ 50.8**	**$ 87.5**	**$ 362.7**	**$ 242.7**
Total PVP	$ 78.8	$ 89.9	$ 88.9	$ 105.1	$ 52.5	$ 51.9	$ 50.8	$ 87.5	$ 362.7	$ 242.7
Less: PVP of credit derivatives	-	-	-	-	-	-	-	-	-	-
PVP of financial guaranty insurance	78.8	89.9	88.9	105.1	52.5	51.9	50.8	87.5	362.7	242.7
Less: financial guaranty installment premium PVP	4.5	8.0	4.9	15.8	18.7	5.9	11.3	32.9	33.2	68.8
Total: financial guaranty upfront GWP	74.3	81.9	84.0	89.3	33.8	46.0	39.5	54.6	329.5	173.9
Plus: financial guaranty installment GWP [1]	17.8	9.8	(6.4)	(128.4)	(45.3)	(29.0)	(17.9)	45.1	(107.2)	(47.1)
Total GWP	**$ 92.1**	**$ 91.7**	**$ 77.6**	**$ (39.1)**	**$ (11.5)**	**$ 17.0**	**$ 21.6**	**$ 99.7**	**$ 222.3**	**$ 126.8**
Consolidated financial guaranty gross par written[2]:										
Public finance - U.S.:										
Primary markets	$ 5,816	$ 6,537	$ 6,785	$ 7,057	$ 1,886	$ 3,292	$ 4,078	$ 4,759	$ 26,195	$ 14,015
Secondary markets	372	290	441	464	333	356	264	124	1,567	1,077
Public finance - non-U.S.:										-
Primary markets	-	-	-	-	-	-	-	127	-	127
Secondary markets	-	34	-	-	-	-	-	-	34	-
Structured finance - U.S.	1,000	1,400	200	363	100	725	266	582	2,963	1,673
Structured finance - non-U.S.	-	-	-	-	-	-	-	-	-	-
Total	**$ 7,188**	**$ 8,261**	**$ 7,426**	**$ 7,884**	**$ 2,319**	**$ 4,373**	**$ 4,608**	**$ 5,592**	**$ 30,759**	**$ 16,892**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.
2. Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 10

Assured Guaranty Ltd.

Available-for-Sale Investment Portfolio and Cash
As of December 31, 2011
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available-for-sale:					
Fixed maturity securities:					
U.S. Treasury securities and obligations					
of U.S. government agencies	$ 497.6	2.70%	2.06%	$ 527.7	$ 13.4
Agency obligations	352.6	3.77%	3.13%	394.7	13.3
Foreign government securities	332.6	3.07%	2.00%	339.7	10.2
Obligations of states and political subdivisions	3,515.1	4.03%	3.80%	3,758.5	141.7
Insured obligations of state and political subdivisions [2]	1,582.1	4.78%	4.53%	1,696.9	75.6
Corporate securities	989.0	3.57%	2.94%	1,038.3	35.3
Mortgage-backed securities ("MBS") [3]:					
Residential MBS ("RMBS") [4]	1,588.8	5.68%	4.50%	1,502.4	90.2
Commercial MBS ("CMBS")	475.6	4.13%	3.46%	500.0	19.6
Asset-backed securities [5]	439.5	7.27%	5.13%	458.1	31.9
Total fixed maturity securities	9,772.9	4.41%	3.82%	10,216.3	431.4
Short-term investments	699.8	0.04%	0.02%	699.8	0.3
Cash[6]	208.6	-	-	208.6	-
Total	**$ 10,681.3**	**4.12%**	**3.56%**	**$ 11,124.7**	**$ 431.6**
Less: FG VIEs	94.3	12.14%	7.90%	34.3	11.4
Total	**$ 10,587.0**	**4.00%**	**3.49%**	**$ 11,090.4**	**$ 420.2**

Ratings [7]:	Fair Value	% of Portfolio
U.S. Treasury securities and obligations		
of U.S. government agencies	$ 527.7	5.2%
Agency obligations	394.7	3.9%
AAA/Aaa	1,923.9	18.8%
AA/Aa	5,433.7	53.2%
A/A	1,462.1	14.3%
BBB	0.8	0.0%
Below investment grade ("BIG") [8]	240.1	2.3%
Not rated [8]	233.3	2.3%
Total fixed maturity securities, available-for-sale	$ 10,216.3	100.0%
Less: FG VIEs	74.4	
Total fixed maturity securities, available-for-sale	$ 10,141.9	

Duration of available-for-sale investment portfolio (in years):	**4.7**
Average ratings of available-for-sale investment portfolio	**AA**

1. Represents annualized investment income based on amortized cost and pre-tax book yields.
2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-. Includes $308.6 million insured by AGC and AGM.
3. Includes $11.5 million in U.S. subprime RMBS, which has an average rating of BIG.
4. Includes investments purchased for loss mitigation purposes.
5. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").
6. Represents operating cash and is not included in yield calculations.
7. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.
8. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,560.4 million in par with carrying value of $452.7 million.

Page 11

Assured Guaranty Ltd.

Estimated Net Exposure Amortization [1] and Estimated Future Net Premium and Credit Derivative Revenues

(in millions)

			Financial Guaranty Insurance [2]				
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums [3]	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [4]	Total
2011 (as of December 31)		$ 845,665					
2012 Q1	$ 16,157	829,508	$ 153.5	$ 6.8	$ 160.3	$ 33.7	$ 194.0
2012 Q2	16,509	812,999	147.5	6.6	154.1	32.3	186.4
2012 Q3	18,304	794,695	140.5	6.6	147.1	30.4	177.5
2012 Q4	16,048	778,647	134.5	6.5	141.0	27.6	168.6
2013	61,367	717,280	485.8	24.3	510.1	96.8	606.9
2014	62,205	655,075	426.5	22.5	449.0	69.4	518.4
2015	52,057	603,018	378.4	20.8	399.2	48.2	447.4
2016	42,762	560,256	343.1	19.2	362.3	38.3	400.6
2012-2016	285,409	560,256	2,209.8	113.3	2,323.1	376.7	2,699.8
2017-2021	185,156	375,100	1,297.7	76.2	1,373.9	100.8	1,474.7
2022-2026	147,280	227,820	811.8	50.2	862.0	55.1	917.1
2027-2031	99,650	128,170	492.5	31.2	523.7	40.8	564.5
After 2031	128,170	-	507.1	25.1	532.2	41.1	573.3
Total	**$ 845,665**		**$ 5,318.9**	**$ 296.0**	**$ 5,614.9**	**$ 614.5**	**$ 6,229.4**

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2011. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.
2. See page 14 for "Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed."
3. Excludes $407.2 million in expected present value of net earned premiums related to FG VIEs.
4. Excludes contracts with credit impairment.

Page 12

Assured Guaranty Ltd.

Expected Amortization of Net Par Outstanding

(in millions)

Structured Finance

	Estimated Net Par Amortization					
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
2011 (as of December 31)						$ 115,929
2012	$ 11,023	$ 4,740	$ 961	$ 3,845	$ 20,569	95,360
2013	13,329	3,320	746	1,845	19,240	76,120
2014	17,768	2,313	572	1,683	22,336	53,784
2015	8,741	1,935	310	3,247	14,233	39,551
2016	3,364	1,714	181	1,274	6,533	33,018
2012-2016	54,225	14,022	2,770	11,894	82,911	33,018
2017-2021	10,294	4,281	353	2,834	17,762	15,256
2022-2026	1,503	1,813	519	1,776	5,611	9,645
2027-2031	434	675	741	772	2,622	7,023
After 2031	2,795	776	834	2,618	7,023	-
Total structured finance	**$ 69,251**	**$ 21,567**	**$ 5,217**	**$ 19,894**	**$ 115,929**	

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding
2011 (as of December 31)		$ 442,119
2012	$ 23,629	418,490
2013	20,770	397,720
2014	19,884	377,836
2015	19,055	358,781
2016	18,544	340,237
2012-2016	101,882	340,237
2017-2021	93,625	246,612
2022-2026	90,545	156,067
2027-2031	65,528	90,539
After 2031	90,539	-
Total public finance	**$ 442,119**	

Net par outstanding (end of period):

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	3Q-11	4Q-11
Public finance - U.S.	$ 430,112	$ 429,874	$ 426,584	$ 426,996	$ 417,367	$ 413,274	$ 408,065	$ 403,073
Public finance - non-U.S.	41,406	39,573	42,125	40,743	41,828	41,226	39,267	39,046
Structured finance - U.S.	133,544	125,955	125,679	118,756	113,108	103,978	97,969	92,234
Structured finance - non-U.S.	34,403	32,112	33,684	30,636	29,984	28,718	26,424	23,695
Total	**$ 639,465**	**$ 627,514**	**$ 628,072**	**$ 617,131**	**$ 602,287**	**$ 587,196**	**$ 571,725**	**$ 558,048**

1. See Glossary for description of financial products.

Page 13

Assured Guaranty Ltd.

Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of December 31, 2011
(in millions)

	Net Expected Loss to be Expensed [1]	
	Operating [2]	GAAP [2]
2012 Q1	$ 37.1	$ 32.1
2012 Q2	31.8	27.5
2012 Q3	28.1	24.0
2012 Q4	24.7	20.9
2013	80.6	61.0
2014	63.7	44.0
2015	53.2	34.9
2016	46.5	30.9
2012-2016	365.7	275.3
2017-2021	183.3	135.3
2022-2026	92.6	68.1
2027-2031	62.3	34.4
After 2031	56.2	24.3
Total expected PV of net expected loss to be expensed	**760.1**	**537.4**
Discount	321.4	276.1
Total future value	**$ 1,081.5**	**$ 813.5**

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 3.27%.
2. Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Page 14

Assured Guaranty Ltd.

Financial Guaranty Profile (1 of 4)

(in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2011		December 31, 2010	
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:				
General obligation	$ 173,061	A+	$ 181,799	A+
Tax backed	78,006	A+	83,403	A+
Municipal utilities	65,204	A	70,066	A
Transportation	35,396	A	36,973	A
Healthcare	19,495	A	21,592	A
Higher education	15,677	A+	15,687	A+
Housing	5,696	AA-	6,562	AA-
Infrastructure finance	4,110	BBB	4,092	BBB+
Investor-owned utilities	1,124	A-	1,505	A-
Other public finance	5,304	A-	5,317	A-
Total U.S. public finance	403,073	A+	426,996	A+
Non-U.S. public finance:				
Infrastructure finance	15,405	BBB	15,973	BBB
Regulated utilities	13,260	BBB+	13,978	BBB+
Pooled infrastructure	3,130	AA-	3,432	AA
Other public finance	7,251	A+	7,360	AA-
Total non-U.S. public finance	39,046	BBB+	40,743	A-
Total public finance	**$ 442,119**	**A**	**$ 467,739**	**A**
U.S. structured finance:				
Pooled corporate obligations	$ 51,520	AAA	$ 67,384	AAA
RMBS	21,567	BB	25,130	BB
Financial products	5,217	AA-	6,831	AA-
CMBS and other commercial real estate related exposures	4,774	AAA	7,084	AAA
Consumer receivables	4,326	AA-	6,073	AA-
Insurance securitizations	1,893	A+	1,584	A+
Commercial receivables	1,214	BBB	2,139	BBB+
Structured credit	424	B-	1,729	BBB
Other structured finance	1,299	A-	802	A-
Total U.S. structured finance	92,234	AA-	118,756	AA-
Non-U.S. structured finance:				
Pooled corporate obligations	17,731	AAA	22,610	AAA
Commercial receivables	1,865	A-	1,729	A-
RMBS	1,598	AA	3,394	AA+
Structured credit	979	BBB	1,267	BBB
Insurance securitizations	964	CCC-	964	CCC-
CMBS and other commercial real estate related exposures	180	AAA	251	AAA
Other structured finance	378	Super Senior	421	Super Senior
Total non-U.S. structured finance	23,695	AA	30,636	AA+
Total structured finance	**$ 115,929**	**AA-**	**$ 149,392**	**AA**
Total net par outstanding	**$ 558,048**	**A+**	**$ 617,131**	**A+**

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 15

Assured Guaranty Ltd.

Financial Guaranty Profile (2 of 4)
As of December 31, 2011
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated	
Ratings:	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**
Super senior	$ -	0.0%	$ 1,138	2.9%	$ 16,756	18.2%	$ 5,660	23.9%	$ 23,554	4.2%
AAA	5,074	1.3%	1,381	3.5%	35,736	38.7%	10,231	43.2%	52,422	9.4%
AA	139,693	34.6%	1,056	2.7%	11,079	12.0%	976	4.1%	152,804	27.4%
A	213,164	52.9%	11,744	30.1%	4,116	4.5%	1,518	6.4%	230,542	41.3%
BBB	40,635	10.1%	21,399	54.8%	5,087	5.5%	3,391	14.3%	70,512	12.6%
BIG	4,507	1.1%	2,328	6.0%	19,460	21.1%	1,919	8.1%	28,214	5.1%
Total net par outstanding	**$ 403,073**	**100.0%**	**$ 39,046**	**100.0%**	**$ 92,234**	**100.0%**	**$ 23,695**	**100.0%**	**$ 558,048**	**100.0%**

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 16

Geographic Distribution of Financial Guaranty Portfolio U.S.: Net Par Public finance: Outstanding % of Total California 57,815 $ 10.4% New York 33,268 6.0% Pennsylvania 30,656 5.5% Texas 29,922 5.4% Florida 25,664 4.6% Illinois 25,645 4.6% New Jersey 17,071 3.1% Michigan 15,832 2.8% Massachusetts 11,390 2.0% Other states 155,810 27.9% Total public finance 403,073 72.3% Structured finance (multiple states) 92,234 16.5% Total U.S. 495,307 88.8% Non-U.S.: United Kingdom 24,202 4.3% Australia 8,356 1.5% Canada 4,186 0.8% France 4,056 0.7% Italy 2,396 0.4% Other 19,545 3.5% Total non-U.S. 62,741 11.2% Total net par outstanding 558,048 $ 100.0% Assured Guaranty Ltd. Financial Guaranty Profile (3 of 4) (dollars in millions) As of December 31, 2011 Page 17

Assured Guaranty Ltd.

Financial Guaranty Profile (4 of 4)
As of December 31, 2011
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:							
Public finance	$ 282	$ -	$ -	$ 1,011	$ 113	$ 264	$ 1,670
Infrastructure finance	-	453	24	332	102	169	1,080
Total sovereign and sub-sovereign exposure	**282**	**453**	**24**	**1,343**	**215**	**433**	**2,750**
Non-sovereign exposure:							
Regulated utilities	-	-	-	220	-	20	240
RMBS	-	257	136	516	-	-	909
Commercial receivables	-	1	28	29	15	23	96
Pooled corporate obligations	34	-	241	289	25	550	1,139
Total non-sovereign exposure	**34**	**258**	**405**	**1,054**	**40**	**593**	**2,384**
Total	**$ 316**	**$ 711**	**$ 429**	**$ 2,397**	**$ 255**	**$ 1,026**	**$ 5,134**
Total BIG	**$ 282**	**$ 414**	**$ 15**	**$ 245**	**$ 130**	**$ 141**	**$ 1,227**

Note: While the Company's exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the table above is $136.1 million of reinsurance on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company's legacy mortgage reinsurance business ($171.6 million remaining, including the Irish exposure) and so is not included in the Company's exposure tables elsewhere in this document. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Page 18

Assured Guaranty Ltd.

Direct Pooled Corporate Obligations Profile
As of December 31, 2011
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

Ratings:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Super Senior	$ 17,384	25.6%	31.0%	30.3%
AAA	41,057	60.5%	30.0%	28.5%
AA	2,368	3.5%	41.0%	39.6%
A	168	0.2%	36.5%	35.9%
BBB	2,556	3.8%	35.4%	29.7%
BIG	4,311	6.4%	39.2%	20.6%
Total exposures	**$ 67,844**	**100.0%**	**31.4%**	**28.9%**

Distribution of Direct Pooled Corporate Obligations by Asset Class

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
CBOs/CLOs	$ 39,315	57.9%	31.6%	31.4%	AAA
Synthetic investment grade pooled corporates	12,391	18.3%	20.4%	18.7%	AAA
Market value CDOs of corporates	4,791	7.1%	34.1%	28.1%	AAA
Synthetic high yield pooled corporates	4,116	6.1%	43.8%	37.2%	AAA
Trust preferred					
Banks and insurance	3,213	4.7%	46.7%	33.3%	BBB-
U.S. mortgage and real estate investment trusts	2,246	3.3%	50.0%	32.8%	BB-
European mortgage and real estate investment trusts	875	1.3%	36.7%	33.2%	BBB-
Other pooled corporates	897	1.3%	25.5%	13.1%	BBB-
Total exposures	**$ 67,844**	**100.0%**	**31.4%**	**28.9%**	**AAA**

Note: Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Page 19

Assured Guaranty Ltd.

Consolidated U.S. RMBS Profile
As of December 31, 2011
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$ 7	$ 0	$ 366	$ 164	$ -	$ 2,064	$ -	$ 2,601
AA	21	24	213	158	-	1,705	-	2,122
A	2	1	21	11	39	888	-	962
BBB	133	-	11	340	191	552	-	1,228
BIG	576	1,015	3,279	4,655	2,203	2,902	25	14,655
Total exposures	$ 739	$ 1,040	$ 3,890	$ 5,329	$ 2,433	$ 8,111	$ 25	$ 21,567

Distribution of U.S. RMBS by Year Insured [1] and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$ 44	$ 1	$ 289	$ 117	$ 43	$ 1,512	$ 0	$ 2,007
2005	176	-	879	633	116	238	0	2,042
2006	121	447	1,163	424	556	3,456	0	6,167
2007	398	591	1,559	2,720	1,626	2,809	25	9,727
2008	-	-	-	1,434	93	97	-	1,624
Total exposures	$ 739	$ 1,040	$ 3,890	$ 5,329	$ 2,433	$ 8,111	$ 25	$ 21,567

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$ 1,307	$ 86	$ 75	$ 192	$ 347	$ 2,007
2005	179	-	1	117	1,744	2,042
2006	832	1,531	842	281	2,681	6,167
2007	266	371	44	544	8,502	9,727
2008	17	134	-	93	1,381	1,624
Total exposures	$ 2,601	$ 2,122	$ 962	$ 1,228	$ 14,655	$ 21,567
% of total	12.1%	9.8%	4.5%	5.7%	67.9%	100.0%

1. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 20

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (1 of 2)
As of December 31, 2011
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 173	40.1%	5.1%	1.5%	10.6%	6
2006	121	58.2%	8.5%	0.1%	17.8%	1
2007	398	52.3%	8.4%	3.9%	17.8%	1
2008	-	-	-	-	-	-
	$ 691	50.3%	7.6%	2.7%	16.0%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ -	-	-	-	-	-
2006	437	15.3%	-	60.7%	11.1%	2
2007	591	18.5%	-	66.3%	10.5%	10
2008	-	-	-	-	-	-
	$ 1,028	17.1%	-	63.9%	10.8%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 827	17.6%	2.7%	15.0%	12.8%	6
2006	1,139	28.1%	2.5%	33.5%	10.5%	7
2007	1,559	43.2%	3.3%	29.4%	7.6%	9
2008	-	-	-	-	-	-
	$ 3,525	32.3%	2.9%	27.4%	9.7%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 631	34.6%	9.8%	5.9%	19.2%	21
2006	424	40.1%	0.0%	17.4%	37.7%	7
2007	2,720	51.5%	4.7%	12.6%	33.9%	12
2008	1,434	48.3%	22.3%	12.5%	30.7%	5
	$ 5,209	47.6%	9.8%	12.2%	31.5%	45

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 21

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (2 of 2)

As of December 31, 2011

(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 107	24.8%	6.7%	9.7%	36.8%	4
2006	550	47.9%	2.2%	14.7%	53.9%	7
2007	1,626	51.4%	3.5%	16.0%	40.7%	11
2008	93	54.3%	49.2%	10.9%	37.1%	1
	$ 2,375	49.5%	5.1%	15.2%	43.4%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 227	40.1%	29.4%	5.4%	35.3%	4
2006	3,449	22.4%	61.8%	16.3%	37.7%	4
2007	2,809	52.5%	22.3%	18.2%	46.9%	13
2008	81	64.9%	27.5%	12.8%	30.3%	1
	$ 6,565	36.4%	43.4%	16.7%	41.5%	22

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 22

Assured Guaranty Ltd.

Direct U.S. Commercial Real Estate Profile
As of December 31, 2011
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$ 3,216	79.8%	37.0%	1.6%	8.1%	148
AAA	204	74.9%	27.0%	1.6%	11.2%	11
AA	-	-	-	-	-	-
A	151	45.3%	17.0%	1.5%	7.0%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-
Total exposures	**$ 3,571**	**78.1%**	**35.6%**	**1.6%**	**8.3%**	**160**

CDOs of U.S. Commercial Real Estate and CMBS[1]

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$ 664	80.7%	49.8%	52.2%
CDOs of CMBS[2]	159	19.3%	32.2%	60.6%
Total exposures	**$ 823**	**100.0%**	**46.4%**	**53.8%**

1. Represents other U.S. Commercial Real Estate not included in the table above.
2. Relates to vintages 2003 and prior.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 23

Distribution of Direct U.S. Consumer Receivables by Rating Rating: Credit Cards Student Loans Manufactured Housing Auto Total Net Par Outstanding Super senior 400 $ - $ - $ 700 $ 1,100 $ AAA - 392 - 579 971 AA - - 67 227 294 A - - - 38 38 BBB - 869 41 - 910 BIG - - 145 - 145 Total exposures 400 $ 1,261 $ 253 $ 1,544 $ 3,458 $ Average rating Super Senior A BB+ AAA AA Avg. initial credit enhancement 62.2% 7.2% 27.5% 34.7% 27.3% Avg. current credit enhancement 62.2% 9.6% 25.6% 47.6% 33.8% Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. Assured Guaranty Ltd. Direct U.S. Consumer Receivables Profile (dollars in millions) As of December 31, 2011 Page 24

BIG Exposures by Asset Exposure Type December 31, 2011 December 31, 2010 U.S. public finance: Infrastructure finance 1,335 $ 61 $ General obligation 966 882 Municipal utilities 672 541 Tax backed 459 430 Transportation 246 162 Healthcare 134 333 Higher education 20 21 Housing 0 8 Other public finance 675 721 Total U.S. public finance 4,507 3,159 Non-U.S. public finance: Infrastructure finance 1,924 1,506 Regulated utilities 9 289 Other public finance 395 - Total non-U.S. public finance 2,328 1,795 Total public finance 6,835 $ 4,954 $ U.S. structured finance: RMBS 14,655 $ 16,355 $ Pooled corporate obligations 3,628 2,976 Consumer receivables 466 425 Structured credit 361 399 Commercial receivables 202 240 Other structured finance 148 163 Total U.S. structured finance 19,460 20,558 Non-U.S. structured finance: Pooled corporate obligations 980 355 Insurance securitizations 923 923 Commercial receivables 16 16 Total non-U.S. structured finance 1,919 1,294 Total structured finance 21,379 $ 21,852 $ Total BIG net par outstanding 28,214 $ 26,806 $ 1. Assured Guaranty Ltd. Below Investment Grade Exposures (1 of 5) (in millions) Securities purchased for loss mitigation purposes represented $1,293.0 million and $489.3 million of gross par outstanding as of December 31, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $222.4 million and $251.8 million in gross par outstanding as of December 31, 2011 and December 31, 2010, respectively. Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. BIG Net Par Outstanding 1 Page 25

Assured Guaranty Ltd.

Below Investment Grade Exposures (2 of 5)

(in millions)

Net Par Outstanding by BIG Category [1]

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories	
	December 31, 2011 [2]	December 31, 2010 [2]
Category 1		
U.S. public finance	$ 3,395	$ 1,958
Non-U.S. public finance	2,046	1,794
U.S. structured finance	6,207	4,646
Non-U.S. structured finance	927	293
Total Category 1	12,575	8,691
Category 2		
U.S. public finance	274	282
Non-U.S. public finance	282	1
U.S. structured finance	5,397	8,889
Non-U.S. structured finance	42	2
Total Category 2	5,995	9,174
Category 3		
U.S. public finance	838	919
Non-U.S. public finance	-	-
U.S. structured finance	7,856	7,023
Non-U.S. structured finance	950	999
Total Category 3	9,644	8,941
BIG Total	**$ 28,214**	**$ 26,806**

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Securities purchased for loss mitigation purposes represented $1,293.0 million and $489.3 million of gross par outstanding as of December 31, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $222.4 million and $251.8 million in gross par outstanding as of December 31, 2011 and December 31, 2010, respectively.

Page 26

Assured Guaranty Ltd.

Below Investment Grade Exposures (3 of 5)
As of December 31, 2011
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description		Net Par Outstanding	Internal Rating
U.S. public finance:			
Skyway Concession Company LLC	$	1,086	BB
Jefferson County Alabama Sewer		496	D
Detroit (City of) Michigan		385	BB
San Joaquin Hills California Transportation		246	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base Project Certificates 2007A)		216	BB
Lackawanna County, PA Revenue Stream		184	BB-
Jefferson County Alabama School Sales Tax Limited Obligation		176	BB
Guaranteed Student Loan Transaction		158	B
Detroit (City of) School District Michigan		152	BB
Guaranteed Student Loan Transaction		137	CCC
Guaranteed Student Loan Transaction		134	B
Orlando Tourist Development Tax - Florida		118	BB+
Harrisburg (City of) Pennsylvania General Obligation		95	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation		87	BB+
Xenia Rural Water District, Iowa		81	B
Mashantucket Pequot Tribe, Connecticut		60	B
Bessemer City, Alabama - Water Revenue		59	BB+
Guaranteed Student Loan Transaction		57	B
Total	**$**	**3,927**	
Non-U.S. public finance:			
Reliance Rail Finance Pty. Limited	$	683	BB
M6 Duna Autoplaya Koncesszios Zartkoruen Mukodo Reszvenytarsasag		415	BB+
Cross City Tunnel Motorway Finance Limited		307	BB
Hellenic Republic		282	B
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)		244	BB
Autovia de la Mancha, S.A.		141	BB+
Alte Liebe I Limited (Wind Farm)		93	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment		57	BB+
Total	**$**	**2,222**	
Total	**$**	**6,149**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 27

Assured Guaranty Ltd.

Below Investment Grade Exposures (4 of 5)
As of December 31, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
U.S. structured finance:				
U.S. RMBS:				
Deutsche Alt-A Securities Mortgage Loan 2007-2	$ 779	CCC	0.0%	31.7%
MABS 2007-NCW	551	B	29.2%	63.3%
Countrywide HELOC 2006-I	427	CCC	0.0%	7.3%
Private Residential Mortgage Transaction	406	BB	15.7%	31.2%
MortgageIT Securities Corp. Mortgage Loan 2007-2	398	B	8.4%	17.8%
MASTR 2007-3 (NEGAM)	373	CCC	0.0%	52.6%
Private Residential Mortgage Transaction	370	BB	18.5%	29.5%
Option One 2007-FXD2	370	CCC	15.1%	30.6%
Deutsche Alt-A Securities Mortgage Loan 2007-3	366	B	3.7%	23.1%
Private Residential Mortgage Transaction	364	CCC	17.0%	31.2%
Countrywide HELOC 2006-F (includes $110.2 million purchased, 28% owned)[1]	361	CCC	0.0%	19.3%
Private Residential Mortgage Transaction	328	BB	7.9%	35.3%
Private Residential Mortgage Transaction	327	BB	17.7%	27.6%
CWALT Alternative Loan Trust 2007-HY9	322	B	4.6%	48.4%
Nomura Asset Accept. Corp. 2007-1 (includes $0.8 million purchased, 0.2% owned)[1]	321	CCC	0.0%	40.5%
AAA Trust 2007-2 (includes $103.1 million purchased, 35% owned)[1]	297	CCC	24.2%	44.5%
Harborview 2006-12	288	CCC	4.5%	59.9%
Countrywide Home Equity Loan Trust 2005-J	273	CCC	0.0%	18.2%
Countrywide Home Equity Loan Trust 2007-D	270	CCC	0.0%	8.6%
Countrywide HELOC 2005-D	261	CCC	0.0%	13.3%
Countrywide 2007-13	255	B	29.8%	55.3%
Terwin Mortgage Trust 2006-12SL (includes $255.3 million purchased, 100% owned)[1]	247	B	-	11.9%
Countrywide HELOC 2007-A (includes $20.7 million purchased, 8% owned)[1]	225	CCC	0.0%	7.3%
CWABS 2007-4	219	B	19.2%	43.8%
GMACM 2004-HE3	204	B	0.0%	2.9%
Countrywide HELOC 2007-B	203	CCC	0.0%	6.0%
Terwin Mortgage Trust 2007-1SL (includes $210.5 million purchased, 100% owned)[1]	202	B	-	10.0%
Private Residential Mortgage Transaction	197	BB	26.3%	35.3%
Terwin Mortgage Trust 2006-10SL (includes $102.1 million purchased, 52% owned)[1]	190	CCC	-	10.1%
Soundview 2007-WMC1	186	CCC	3.6%	69.0%
MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.1 million purchased, 1% owned)[1]	177	CCC	0.0%	33.9%
FHABS 2007-HE1 HELOC	171	BB	0.0%	4.6%
Harborview 2007-1	166	CCC	7.2%	58.2%
IndyMac 2007-H1 HELOC	163	CCC	0.0%	9.0%
New Century 2005-A	157	CCC	19.7%	32.3%
FHABS 2006-HE2 HELOC	151	BB	0.0%	5.3%
Renaissance (DELTA) 2007-3 (includes $62.5 million purchased, 41% owned)[1]	147	CCC	16.0%	33.5%
CSAB 2006-3	128	CCC	0.0%	44.1%
Countrywide HELOC 2005-C	124	CCC	0.0%	12.4%
CWALT 2007-OA10 (includes $38.1 million purchased, 53% owned)[1]	119	CCC	8.5%	50.8%
Harborview 2006-1	119	CCC	-	61.9%
Lehman Excess Trust 2007-16N	112	CCC	2.5%	45.5%
Taylor Bean & Whitaker 2007-2 (includes $26.2 million purchased, 58% owned)[1]	93	CCC	0.0%	22.9%
FlagStar HELOC 2005-1	90	BB	22.3%	3.1%
FlagStar HELOC 2006-2	88	CCC	24.7%	4.7%
CSAB 2006-2 (includes $11.0 million purchased, 13% owned)[1]	83	CCC	0.0%	39.0%
Deutsche Alt-B 2006-AB1	82	CCC	0.0%	27.5%
American Home Mortgage Assets Trust 2007-4	82	CCC	0.0%	35.3%
ACE Home Equity Loan Trust 2007-SL3	81	CCC	0.0%	9.2%
Soundview Home Loan Trust 2008-1	81	B	27.5%	30.3%
MASTR Asset-Backed Securities Trust 2005-NC2	80	CCC	3.8%	31.9%
ACE 2007-D1	78	B	20.0%	36.7%
NAAC 2007-S2 (includes $2.2 million purchased, 3% owned)[1]	72	CCC	0.0%	10.2%
Countrywide Alt-A 2005-22T	69	B	5.0%	32.6%
Terwin Mortgage Trust 2005-16HE	64	CCC	3.8%	25.2%
CSMC 2007-3	64	CCC	0.0%	32.8%
Harborview 2006-10	62	CCC	0.0%	27.7%
ACE 2007-SL1	61	CCC	-	10.7%
Countrywide HELOC 2006-H (includes $22.2 million purchased, 21% owned)[1]	61	CCC	-	17.9%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	60	CCC	-	42.9%
Terwin Mortgage Trust 2007-6 ALT (includes $30.2 million purchased, 35% owned)[1]	59	CCC	0.0%	54.3%
CSAB Mortgage-Backed Trust 2007-1 (includes $10.9 million purchased, 20% owned)[1]	55	CCC	0.0%	35.5%
Total U.S. RMBS	**$ 12,779**			

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 28

Assured Guaranty Ltd.

Below Investment Grade Exposures (5 of 5)
As of December 31, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

Name or description	Net Par Outstanding	Internal Rating	Current Credit Enhancement
U.S. structured finance:			
Other:			
Taberna Preferred Funding IV, Ltd.	$ 292	CCC	24.1%
Taberna Preferred Funding III, Ltd.	287	CCC	15.6%
Alesco Preferred Funding XVI, Ltd.	256	B	8.2%
Taberna Preferred Funding II, Ltd.	220	CCC	22.4%
Attentus CDO I Limited	219	BB	31.7%
Alesco Preferred Funding XVII, Ltd.	202	B	17.9%
Trapeza CDO XI	195	BB-	29.0%
Weinstein Film Securitization	187	CCC	N/A
Attentus CDO II Limited	179	BB	32.4%
Synthetic High Yield Pooled Corporate CDO	160	CCC	3.9%
Taberna Preferred Funding VIII, Ltd.	154	BB	38.3%
Taberna Preferred Funding VI, Ltd.	152	CCC	18.9%
Trapeza CDO X, Ltd.	148	BB-	28.1%
Preferred Term Securities XIX, Ltd.	146	BB+	33.2%
Alesco Preferred Funding VI	146	BB+	32.4%
US Capital Funding IV, Ltd.	144	B-	13.1%
Taberna Preferred Funding VIII, Ltd.	133	BB	38.3%
NRG Peaker (includes $209.8 million of bonds, 100% owned)[1 2]	130	CCC	N/A
Alesco Preferred Funding V	123	BB+	34.1%
Private Student Loan Transaction	121	CCC	N/A
Preferred Term Securities XVI, Ltd.	119	B	26.7%
Private Other Non-Municipal Transaction (includes $72.8 million purchased, 88% owned)[1]	111	CCC	N/A
Private Student Loan Transaction	97	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	86	BB	15.7%
America West Airlines Series 2000-1 G-1	84	BB	N/A
GreenPoint 2000-4	64	CCC	9.6%
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Preferred Term Securities XVIII, Ltd.	59	BB	34.6%
Preferred Term Securities XVII, Ltd.	55	BB+	32.6%
Preferred Term Securities XX, Ltd.	53	BB	28.3%
Total other	**$ 4,385**		
Total	**$ 17,164**		
Non-U.S. structured finance:			
Ballantyne Re Plc (includes $106.4 million purchased, 21% owned)[1]	$ 500	CC	N/A
Orkney Re II, Plc	423	CCC	N/A
Gleneagles Funding Ltd.	374	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	81	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	BB	N/A
Private Pooled Corporate Transaction	81	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
Private Pooled Corporate Transaction	56	BB	N/A
Total	**$ 1,660**		
Total	**$ 18,824**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
2. Net par shown is net of $80.2 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 29

Assured Guaranty Ltd.

Largest Exposures by Sector (1 of 4)
As of December 31, 2011
(in millions)

50 Largest U.S. Public Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$ 4,330	A+
California (State of)	3,479	BBB+
New York (City of) New York	3,087	AA
Massachusetts (Commonwealth of)	2,981	AA
New York (State of)	2,707	AA-
Chicago (City of) Illinois	2,548	AA-
Puerto Rico (Commonwealth of)	2,323	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,318	A
Port Authority of New York and New Jersey	2,273	AA-
Los Angeles California Unified School District	2,164	AA-
Wisconsin (State of)	2,159	AA-
New York MTA Transportation Authority	2,132	A
Washington (State of)	2,099	AA-
Houston Texas Water and Sewer Authority	2,076	AA-
Illinois (State of)	2,011	BBB+
Massachusetts (Commonwealth of) State Sales Tax	1,928	AA
University of California Board of Regents	1,916	AA-
Pennsylvania (Commonwealth of)	1,861	AA
Philadelphia (City of) Pennsylvania	1,764	BBB-
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,755	AA-
Michigan (State of)	1,710	A+
Long Island Power Authority	1,638	A-
New York City Municipal Water Finance Authority	1,624	AA+
Chicago-O'Hare International Airport	1,609	A
Miami-Dade County Florida School Board	1,539	A-
Arizona (State of)	1,520	A+
Chicago Illinois Public Schools	1,452	A+
New Jersey Turnpike Authority	1,398	A-
Massachusetts (Commonwealth of) Water Resources	1,362	AA
Atlanta Georgia Water & Sewer System	1,349	BBB+
Illinois Toll Highway Authority	1,300	AA
Puerto Rico Highway and Transportation Authority	1,286	BBB
Metro Washington Airport Authority	1,252	A+
Kentucky (Commonwealth of)	1,224	A+
Hawaii (State of) Department of Hawaiian Home Lands	1,207	AA
New York State Thruway - Highway Trust Fund	1,202	AA-
Puerto Rico Electric Power Authority	1,175	A-
Philadelphia Pennsylvania School District	1,162	A
Georgia Board of Regents Revenue Stream	1,152	A
California State University System Trustee	1,097	A+
Pennsylvania Turnpike Commission	1,091	A+
Skyway Concession Company LLC	1,086	BB
Detroit Michigan Sewer	1,086	BBB+
Broward County Florida School Board	1,084	AA-
District of Columbia	1,081	A+
Orlando-Orange County Expressway Authority, Florida	1,081	A+
North Texas Tollway Authority	1,060	A
Connecticut (State of)	1,052	AA+
New York MTA Dedicated Tax	1,044	AA-
San Francisco Airports Commission	999	A
Total top 50 U.S. public finance exposures	**$ 85,833**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 30

Assured Guaranty Ltd.

Largest Exposures by Sector (2 of 4)
As of December 31, 2011
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$ 1,302	AA	31.1%
Stone Tower Credit Funding	1,254	AAA	32.0%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	975	AAA	42.2%
Deutsche Alt-A Securities Mortgage Loan 2007-2	779	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Synthetic Investment Grade Pooled Corporate CDO	742	Super Senior	29.2%
Synthetic High Yield Pooled Corporate CDO	731	AAA	39.2%
Mizuho II Synthetic CDO	716	A	N/A
Synthetic Investment Grade Pooled Corporate CDO	713	Super Senior	23.6%
Private Consumer Receivable Transaction	700	Super Senior	53.4%
280 Funding I	660	AAA	39.2%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
ARES Enhanced Credit Opportunities Fund	608	AAA	29.7%
MABS 2007-NCW	551	B	29.2%
Eastland CLO, Ltd.	530	Super Senior	38.7%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Denali CLO VII, Ltd.	494	AAA	19.8%
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	465	AAA	36.2%
SLM Private Credit Student Trust 2007-A	450	BBB	12.8%
Phoenix CLO II	449	AAA	21.6%
Synthetic High Yield Pooled Corporate CDO	431	AAA	29.0%
LIICA Holdings, LLC	428	AA	N/A
Countrywide HELOC 2006-I	427	CCC	0.0%
KKR Financial CLO 2007-1	409	AAA	51.2%
Private Residential Mortgage Transaction	406	BB	15.7%
Private Consumer Receivable Transaction	400	Super Senior	62.2%
MortgageIT Securities Corp. Mortgage Loan 2007-2	398	B	8.4%
Grayson CLO	397	Super Senior	29.3%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	3.8%
Synthetic Investment Grade Pooled Corporate CDO	391	Super Senior	12.0%
Synthetic High Yield Pooled Corporate CDO	383	AAA	29.4%
Synthetic High Yield Pooled Corporate CDO	380	Super Senior	35.5%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
MASTR 2007-3 (NEGAM)	373	CCC	0.0%
Private Residential Mortgage Transaction	370	BB	18.5%
Option One 2007-FXD2	370	CCC	15.1%
ARES Enhanced Credit Opportunities Fund	369	AAA	29.7%
Deutsche Alt-A Securities Mortgage Loan 2007-3	366	B	3.7%
Symphony Credit Opportunities Fund	364	AAA	31.6%
Private Residential Mortgage Transaction	364	CCC	17.0%
Countrywide HELOC 2006-F (includes $110.2 million purchased, 28% owned)[1]	361	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	361	Super Senior	14.2%
Stone Tower CLO V	359	Super Senior	28.6%
Southfork CLO Ltd. Series 2005-A1	359	AAA	30.4%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	11.2%
Private Other Structured Finance Transaction	347	A-	N/A
Total top 50 U.S. structured finance exposures	**$ 26,879**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 31

Assured Guaranty Ltd.

Largest Exposures by Sector (3 of 4)

As of December 31, 2011

(in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Internal Rating
Quebec Province	$ 2,224	A+
Sydney Airport Finance Company	1,553	BBB
Thames Water Utility Finance PLC	1,546	A-
Fortress Credit Investments I	1,009	AAA
Channel Link Enterprises Finance PLC	908	BBB
Southern Gas Networks PLC	821	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Campania Region - Healthcare receivable	740	A-
Japan Expressway Holding and Debt Repayment Agency	721	AA
Societe des Autoroutes du Nord et de l'est de France S.A.	720	BBB+
Capital Hospitals (Issuer) PLC	717	BBB-
Essential Public Infrastructure Capital II	713	Super Senior
United Utilities Water PLC	698	BBB+
Reliance Rail Finance Pty. Limited	683	BB
Southern Water Services Limited	668	A-
Synthetic Investment Grade Pooled Corporate CDO	665	Super Senior
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - B)	664	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - A)	664	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - C)	664	A-
ETSA Utility Finance Pty. Limited	576	A-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	564	BBB-
Envestra Limited	556	BBB-
Central Nottinghamshire Hospitals PLC	540	BBB
Synthetic Investment Grade Pooled Corporate CDO	532	Super Senior
Powercor Australia LLC	530	A-
Total top 25 non-U.S. exposures	**$ 20,497**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 32

Assured Guaranty Ltd.

Largest Exposures by Sector (4 of 4)
As of December 31, 2011
(in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.[1]	$ 7,028
Wells Fargo Bank, N.A.	2,356
American Home Mortgage Servicing, Inc.	2,339
Ally Financial, Inc.[2]	1,877
Specialized Loan Servicing LLC	1,616
Ocwen Loan Servicing, LLC	1,362
JPMorgan Chase Bank	1,316
OneWest Bank Group LLC	639
Select Portfolio Servicing, Inc.	460
First Horizon National Corporation	346
Total top 10 U.S. residential mortgage servicers exposures	**$ 19,339**

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$ 467	A+	TX
MultiCare Health System	446	A+	WA
Methodist Healthcare, TN	375	A	TN
Virtua Health - New Jersey	355	A	NJ
Meridian Health System	355	A-	NJ
Catholic Healthcare West Healthcare Revenue Bonds	332	A	CA
Iowa Health System	327	A+	IA
Bon Secours Health System Obligated Group	310	A-	MD
Asante Health System	291	A	OR
Lehigh Valley Health Network	287	A+	PA
Total top 10 U.S. healthcare exposures	**$ 3,545**		

1. Includes Countrywide Home Loans Servicing LP.
2. Includes GMAC Mortgage LLC, Residential Funding Corp and Homecomings Financial Network, Inc.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 33

Assured Guaranty Ltd.

Rollforward of Net Expected Loss and Loss Adjustment Expenses ("LAE") to be Paid

(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of September 30, 2011	Economic Loss Development During 4Q-11 [1]	(Paid) Recovered Losses During 4Q-11	Net Expected Loss to be Paid as of December 31, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 2.4	$ (0.6)	$ -	$ 1.8
Alt-A first lien	311.8	4.6	(21.9)	294.5
Option ARMs	313.6	42.0	(145.2)	210.4
Subprime first lien	317.8	(70.0)	(6.5)	241.3
Total first lien	945.6	(24.0)	(173.6)	748.0
Second lien:				
Closed end seconds	(54.4)	(13.6)	(18.1)	(86.1)
HELOC	(70.0)	54.1	(15.2)	(31.1)
Total second lien	(124.4)	40.5	(33.3)	(117.2)
Total U.S. RMBS	821.2	16.5	(206.9)	630.8
TruPS	98.3	(32.9)	(1.2)	64.2
Other structured finance	356.9	(5.1)	(9.7)	342.1
Public finance	42.7	50.0	(25.8)	66.9
Total	**$ 1,319.1**	**$ 28.5**	**$ (243.6)**	**$ 1,104.0**

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of January 1, 2011	Economic Loss Development During 2011 [1]	(Paid) Recovered Losses During 2011	Net Expected Loss to be Paid as of December 31, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 1.4	$ 0.4	$ -	$ 1.8
Alt-A first lien	399.8	(10.6)	(94.7)	294.5
Option ARMs	628.8	7.6	(426.0)	210.4
Subprime first lien	310.6	(47.1)	(22.2)	241.3
Total first lien	1,340.6	(49.7)	(542.9)	748.0
Second lien:				
Closed end seconds	87.5	(100.6)	(73.0)	(86.1)
HELOC	(805.7)	151.0	623.6	(31.1)
Total second lien	(718.2)	50.4	550.6	(117.2)
Total U.S. RMBS	622.4	0.7	7.7	630.8
TruPS	90.3	(21.0)	(5.1)	64.2
Other structured finance	261.2	100.8	(19.9)	342.1
Public finance	88.9	43.3	(65.3)	66.9
Total	**$ 1,062.8**	**$ 123.8**	**$ (82.6)**	**$ 1,104.0**

1 Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Page 34

Assured Guaranty Ltd.

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development

(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended December 31, 2011

	Future Net R&W Benefit at September 30, 2011	R&W Economic Loss Development During 4Q-11	R&W Recovered During 4Q-11	Future Net R&W Benefit at December 31, 2011
Financial guaranty insurance:				
Prime first lien	$ 3.0	$ -	$ -	$ 3.0
Alt-A first lien	192.7	11.1	(1.1)	202.7
Option ARMs	772.7	(34.8)	(24.0)	713.9
Subprime first lien [1]	107.7	(6.2)	-	101.5
Closed end seconds	206.8	17.0	-	223.8
HELOC	268.1	(27.7)	(50.5)	189.9
Total	$ 1,551.0	$ (40.6)	$ (75.6)	$ 1,434.8
Credit derivatives	$ 213.0	$ 2.0	$ -	$ 215.0

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Year Ended December 31, 2011

	Future Net R&W Benefit at December 31, 2010	R&W Economic Loss Development During 2011	R&W Recovered During 2011	Future Net R&W Benefit at December 31, 2011
Financial guaranty insurance:				
Prime first lien	$ 1.1	$ 1.9	$ -	$ 3.0
Alt-A first lien	81.0	122.8	(1.1)	202.7
Option ARMs	309.3	496.1	(91.5)	713.9
Subprime first lien [1]	26.8	74.7	-	101.5
Closed end seconds	178.2	54.6	(9.0)	223.8
HELOC	1,004.1	139.3	(953.5)	189.9
Total	$ 1,600.5	$ 889.4	$ (1,055.1)	$ 1,434.8
Credit derivatives	$ 70.2	$ 149.1	$ (4.3)	$ 215.0

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit

	Number of Risks as of		Debt Service as of	
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Financial guaranty insurance:				
Prime first lien	1	1	$ 52.3	$ 57.1
Alt-A first lien	22	17	1,781.1	1,882.8
Option ARMs	12	10	1,621.4	1,909.8
Subprime first lien [1]	5	1	1,054.0	228.7
Closed end seconds	4	4	361.4	444.9
HELOC	15	13	2,978.5	2,969.8
Total	59	46	$ 7,848.7	$ 7,493.1
Credit derivatives	8	6	$ 3,387.4	$ 3,616.5

1. Includes net interest margin.

Page 35

Assured Guaranty Ltd.

Losses Incurred

As of December 31, 2011

(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	4Q-11 Losses Incurred	2011 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS						
First lien:						
Prime first lien	$ 576.2	$ (0.6)	$ 0.1	$ 1.2	$ -	$ 0.5
Alt-A first lien	4,654.7	5.3	39.2	204.3	55.4	142.9
Option ARMs	2,203.4	69.0	203.7	198.3	140.3	196.6
Subprime first lien [2]	2,926.9	(60.5)	(37.7)	146.3	0.3	83.6
Total first lien	10,361.2	13.2	205.3	550.1	196.0	423.6
Second lien:						
Closed end seconds	1,015.2	(6.2)	(23.3)	4.7	136.2	98.4
HELOC	3,278.8	66.2	182.7	61.1	177.2	165.2
Total second lien	4,294.0	60.0	159.4	65.8	313.4	263.6
Total U.S. RMBS	14,655.2	73.2	364.7	615.9	509.4	687.2
TruPS	3,452.5	(31.9)	(11.1)	50.4	-	2.1
Other structured finance	3,272.0	(5.7)	110.4	321.7	5.9	36.9
Other public finance	6,834.7	46.4	29.3	100.3	69.9	33.9
Subtotal	28,214.4	82.0	493.3	1,088.3	585.2	760.1
Effect of consolidating FG VIEs	-	12.8	(92.7)	(61.6)	(258.1)	(222.7)
Total	28,214.4	94.8	400.6	1,026.7	327.1	537.4
Other	-	-	-	1.9	-	-
Total	**$ 28,214.4**	**$ 94.8**	**$ 400.6**	**$ 1,028.6**	**$ 327.1**	**$ 537.4**

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts [3]	Reserve and Credit Impairment	Salvage and Subrogation Recoverable	Net
Gross	$ 679.0	$ 434.0	$ 1,113.0	$ 367.7	$ 745.3
Ceded	69.3	15.1	84.4	40.6 [4]	43.8
Net	$ 609.7	$ 418.9	$ 1,028.6	$ 327.1	$ 701.5

1. As of December 31, 2011, securities purchased for loss mitigation purposes represented $1,293.0 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $222.4 million in gross par outstanding.
2. Includes net interest margin.
3. Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.
4. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Page 36

Assured Guaranty Ltd.

Summary Financial and Statistical Data

(dollars in millions, except per share amounts)

	Year Ended December 31,				
	2011	2010	2009	2008	2007
GAAP Summary Income Statement Data					
Net earned premiums	$ 920.1	$ 1,186.7	$ 930.4	$ 261.4	$ 159.3
Net investment income	391.0	354.7	259.2	162.6	128.1
Realized gains and other settlements on credit derivatives	6.0	153.5	163.6	117.6	74.0
Total expenses	784.9	764.2	800.2	440.9	161.5
Income (loss) before income taxes	1,034.4	549.3	116.9	112.3	(463.0)
Net income (loss) attributable to Assured Guaranty Ltd.	775.6	493.7	86.0	68.9	(303.3)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	4.18	2.61	0.66	0.77	(4.38)
GAAP Summary Balance Sheet Data					
Total investments and cash	11,313.3	10,849.3	11,012.5	3,643.6	3,147.9
Total assets	18,091.5	19,841.9	16,779.4	4,555.7	3,762.9
Unearned premium reserve	5,962.8	6,972.9	8,381.0	1,233.7	887.2
Loss and LAE reserve	679.0	574.4	299.7	196.8	125.6
Long-term debt	1,038.3	1,052.9	1,066.5	347.2	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	4,718.4	3,733.5	3,509.3	1,926.2	1,666.6
Book value attributable to Assured per share	25.89	20.32	19.06	21.18	20.85
Non-GAAP Financial Measures					
Operating income	$ 604.4	$ 664.1	$ 282.2	$ 74.5	$ 178.0
Operating income per diluted share	3.26	3.51	2.18	0.84	2.57
Adjusted book value	8,987.6	8,988.9	8,886.9	3,817.8	3,349.8
PVP	242.7	362.7	640.2	823.0	874.6
Other Financial Information (GAAP Basis)					
Net debt service outstanding (end of period)	$ 845,665	$ 927,143	$ 958,265	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	936,132	1,029,982	1,095,037	354,858	307,657
Net par outstanding (end of period)	558,048	617,131	640,422	222,722	200,279
Gross par outstanding (end of period)	614,342	681,248	726,929	227,164	204,809
Other Financial Information (Statutory Basis)					
Net debt service outstanding (end of period)	$ 829,545	$ 905,131	$ 942,193	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	917,719	1,004,096	1,076,039	354,858	307,657
Net par outstanding (end of period)	543,100	598,843	626,274	222,722	200,279
Gross par outstanding (end of period)	597,290	659,765	709,786	227,164	204,809
Consolidated qualified statutory capital	5,688	4,915	4,841	2,310	2,079
Consolidated policyholders' surplus and reserves	10,626	10,247	10,409	3,652	3,040
Ratios:					
Par insured to statutory capital	95:1	122:1	129:1	96:1	96:1
Capital ratio [1]	146:1	184:1	195:1	151:1	145:1
Financial resources ratio [2]	65:1	72:1	72:1	70:1	68:1
Gross debt service written:					
Public finance - U.S.	$ 26,630	$ 48,990	$ 87,940	$ 68,265	$ 66,190
Public finance - non-U.S.	208	51	894	3,350	11,849
Structured finance - U.S.	1,731	2,962	2,501	13,972	42,414
Structured finance - non-U.S.	-	-	-	5,490	13,122
Total gross debt service written	$ 28,569	$ 52,003	$ 91,335	$ 91,077	$ 133,575
Net debt service written	$ 28,569	$ 52,003	$ 91,335	$ 89,871	$ 129,872
Net par written	16,892	30,759	49,759	55,418	84,686
Gross par written	16,892	30,759	49,921	56,140	88,117

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 37

Glossary Net Par Outstanding and Internal Ratings Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point. Net par outstanding is insured par exposure net of reinsurance cessions. Performance Indicators The performance information described below is obtained from sources such as Intex, Bloomberg and/or provided by the trustee and may be subject to restatement or correction: 60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance. Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance. Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception. Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions. Sectors Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for December 31, 2011. Public Finance: General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds. Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities. Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies. Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges. Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities. Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue. Page 38

Glossary (continued) Sectors (continued) Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity. Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities. Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration. Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company’s international regulated utility business is conducted in the United Kingdom. Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits. Structured Finance: Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues. Residential Mortgage-Backed Securities (“RMBS”) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (“ARM”) and option adjustable-rate (“Option ARM”) mortgages. The credit quality of borrowers covers a broad range, including “prime”, “subprime” and “Alt-A”. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions. CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral. Commercial Mortgage-Backed Securities (“CMBS”) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties. Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off. Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables. Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable. Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets. Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property. Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas. Page 39

Non-GAAP Financial Measures The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss. Operating return on equity (“Operating ROE”): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Page 40

Non-GAAP Financial Measures (continued) Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed. Net expected losses to be expensed are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6% (which represents the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation. Page 41

Contacts: Equity and Fixed Income Investors: Robert Tucker Managing Director, Investor Relations (212) 339-0861 rtucker@assuredguaranty.com Ross Aron Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com Assured Guaranty Ltd. Michael Walker 30 Woodbourne Avenue Director, Fixed Income Investor Relations Hamilton HM 08 (212) 261-5575 Bermuda mwalker@assuredguaranty.com (441) 279-5705 www.assuredguaranty.com Media: Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com